PROSPECTUS SUPPLEMENT                          This Prospectus Supplement, filed
FOR THE PERIOD ENDING                          pursuant to Rule 424(b)(3),
JANUARY 31, 1998 TO                            relates to Registration Statement
PROSPECTUS DATED                               33-71504-01 and the Prospectus
NOVEMBER 16, 1993                              dated November 16, 1993



                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 17, 1998

                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

Delaware                              0-23108                Not Applicable
--------                              -------                --------------
(State of                             (Commission            (IRS Employer
organization)                         File Number)           Identification No.)

c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                              19720
-----------------------------------------------------------
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (302) 323-7184

                                 Not Applicable
                  --------------------------------------------
                 (Former address, if changed since last report)

                                  Page 1 of 116
                         Index to Exhibits is on page 7

Item 5.  Other Events
         ------------


A)  Series 1993-1:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the January 1998 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)  Series 1993-2:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the January 1998 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)  Series 1993-3:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the January 1998 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)  Series 1994-2:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the January 1998 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E)  Series 1994-3:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the January 1998 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F)  Series 1994-A:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the January 1998 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G)  Series 1995-1:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the January 1998 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H)  Series 1995-2:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the January 1998 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (h) hereto.

I)  Series 1995-3:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the January 1998 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J)  Series 1996-1:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the January 1998 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K)  Series 1996-2:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the January 1998 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L)  Series 1996-3:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the January 1998 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M)  Series 1996-4:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders Statement for the January 1998 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N)  Series 1997-1:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders Statement for the January 1998 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

O)  Series 1997-2:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders Statement for the January 1998 Due Period with respect to Series 1997-2, which is attached as Exhibit 20(o) hereto.

P)  Series 1997-3:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders Statement for the January 1998 Due Period with respect to Series 1997-3, which is attached as Exhibit 20(p) hereto.

Q)  Series 1997-4:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders Statement for the January 1998 Due Period with respect to Series 1997-4, which is attached as Exhibit 20(q) hereto.

R)  Series 1998-1:
    --------------
On February 17, 1998 the Registrant made available the Monthly
Certificateholders Statement for the January 1998 Due Period with respect to Series 1998-1, which is attached as Exhibit 20(r) hereto.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

(c) Exhibits

Exhibit No.           Description
-----------           -----------

20(a) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1997-1.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1997-2.

20(p) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1997-3.

20(q) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1997-4.

20(r) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1998-1.

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          DISCOVER CARD MASTER TRUST I
                                  (Registrant)

                           By: GREENWOOD TRUST COMPANY
                               as originator of the Trust

                           By:         John J. Coane
                              --------------------------------
                              John J. Coane
                              Vice President, Director of
                              Accounting and Treasurer

Date: February 17, 1998

                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

20(a) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1997-1.

20(o) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1997-2.

20(p) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1997-2.

20(q) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1997-4.

20(r) Monthly Certificateholders' Statement, related to the Due Period ending January 31, 1998, for Series 1998-1.



                                      8